    Exhibit 99.1
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Nurix Therapeutics to Report Updated Phase 1a/b Results for BTK Degrader Bexobrutideg, Highlighting Durable Responses in Relapsed/Refractory CLL/SLL and Promising Activity in Earlier Lines of Therapy

High objective response rate of 92.9% in second line patients who have progressed on a BTK inhibitor and have not received BCL2 inhibitor treatment

Updated Phase 1a data further supports a median progression-free survival of 22.1 months and an objective response rate of 83% in heavily pretreated relapsed/refractory CLL/SLL patients

Bexobrutideg was well tolerated with longer follow-up demonstrating a safety profile consistent with prior disclosures

Responses observed across difficult-to-treat patient subgroups, including high-risk features, BTK resistance mutations and CNS involvement

Data to be presented at the 2026 European Hematology Association (EHA) Congress

BRISBANE, Calif., June 11, 2026 (GLOBE NEWSWIRE) -- Nurix Therapeutics, Inc. (Nasdaq: NRIX), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of targeted protein degradation medicines, today announced updated clinical data from the Company’s ongoing NX-5948-301 Phase 1a/b clinical trial evaluating bexobrutideg (NX-5948), an investigational oral CNS-penetrant BTK degrader, in patients with chronic lymphocytic leukemia (CLL). The data will be presented during an oral presentation at the 2026 EHA Congress taking place June 11–14, 2026, in Stockholm, Sweden.

“These updated data continue to demonstrate the differentiated profile of bexobrutideg, including durable responses in heavily pretreated patients and encouraging activity in patients earlier in their treatment journey,” said Talha Munir, M.B. Ch.B., Ph.D., consultant hematologist at Leeds Teaching Hospitals NHS Trust and deputy chair of the United Kingdom National Cancer Research Institute CLL Study Group. “Importantly, responses were observed across patients with difficult-to-treat disease characteristics, including BTK inhibitor resistance mutations, high-risk molecular features and CNS involvement, while maintaining a favorable tolerability profile.”

“With longer follow-up in relapsed/refractory CLL and expansion into earlier-line treatment settings, we continue to see a consistent efficacy and safety profile for bexobrutideg,” said Paula O’Connor, M.D., chief medical officer of Nurix. “The durability of responses observed in heavily pretreated patients together with the promising activity seen in BCL2i-naïve and BTKi-naïve patients further support the broad potential of BTK degradation across all lines of therapy in CLL.”

“These latest findings continue to reinforce our belief that bexobrutideg has the potential to redefine BTK-directed therapy and emerge as a potentially best-in-class treatment for CLL,” said

Arthur T. Sands, M.D., Ph.D., president and chief executive officer of Nurix Therapeutics. “The updated data to be presented at EHA across Phase 1 cohorts continue to support the launch of a broad Phase 3 monotherapy program and strengthen the rationale for exploring the use of combination regimens in first- and second-line patients. We look forward to advancing these programs through our recently announced collaboration with Roche.”

Growing Safety Cohort Continues to Support Differentiated Profile
Across all Phase 1a/b CLL patients (n=142), bexobrutideg was well tolerated, consistent with prior disclosures, with safety findings generally comparable between patients treated at the 600 mg RP2D and the broader study population.

As of the January 1, 2026, data cutoff:
•No dose-limiting toxicities were observed
•No treatment-related Grade 5 adverse events were reported
•Treatment discontinuations due to adverse events occurred in only 5.6% of patients
•The most common treatment-emergent adverse events included purpura/contusion, neutropenia, petechiae, diarrhea, and fatigue.

Updated Phase 1a Data in Relapsed/Refractory CLL Continue to Support Durable Responses
The Phase 1a dose escalation study enrolled 48 patients with relapsed/refractory CLL/SLL treated with bexobrutideg at doses ranging from 50 mg to 600 mg once daily. Patients were heavily pretreated, having received a median of four prior lines of therapy (range 2–12), including prior BTK inhibitors (97.9%), prior BCL2 inhibitors (83.3%), and prior non-covalent BTK inhibitors (27.1%). Baseline high-risk features included BTK inhibitor resistance mutations (38.3%), TP53 mutations (44.7%), PLCG2 mutations (14.9%), and central nervous system (CNS) involvement (10.4%).

As of the January 1, 2026, data cutoff:
•Median follow-up was 22.4 months
•Median progression-free survival (PFS) was 22.1 months (95% CI: 14.0–NR)
•Objective response rate (ORR) was 83.0% (95% CI: 69.2–92.4)
•Responses included two complete responses, one nodal partial response, and 36 partial responses.
•Responses were observed across patients with BTK inhibitor resistance mutations, high-risk molecular features, and CNS involvement

Phase 1b Data Supports High ORR in Earlier-Line Cohorts
Nurix also presented new data from two of the Phase 1b cohorts evaluating bexobrutideg in earlier lines of treatment, including patients who had received prior BTKi treatment but were BCL2i-naïve (Cohort 5) and patients who were BTKi-naïve, including treatment-naïve patients (Cohort 15).

In Cohort 5 (n=19), patients had received prior BTK inhibitor therapy but no prior BCL2 inhibitor:
•ORR was 92.9% (95% CI: 66.1–99.8) among evaluable patients (n=14)
•18 of 19 patients remained on treatment at data cutoff
•Median follow-up was 5.2 months
•Five patients have not yet reached their first scan but remain on treatment

In Cohort 15 (n=20), which included BTKi-naïve and treatment-naïve patients:
•ORR was 84.2% (95% CI: 60.4–96.6) among evaluable patients (n=19)
•19 of 20 patients remained on treatment at data cutoff
•Median follow-up was 4.9 months
•Three patients with stable disease remain on treatment

About Bexobrutideg
Bexobrutideg (NX-5948) is an investigational, orally bioavailable, brain-penetrant, highly selective small-molecule degrader of Bruton’s tyrosine kinase (BTK) being developed by Nurix and Roche as a potential best-in-class therapy across oncology, immunology and neurology.

Bexobrutideg is currently being evaluated in the DAYBreak CLL-201 clinical trial (NCT07221500), a pivotal single-arm Phase 2 study in patients with relapsed or refractory chronic lymphocytic leukemia (CLL), and in the NX-5948-301 Phase 1a/1b clinical trial (NCT05131022) in patients with relapsed or refractory B-cell malignancies. A new tablet formulation of bexobrutideg is also being evaluated in a first-in-human single-ascending-dose and multiple-ascending-dose study in healthy volunteers (NCT06717269) to support future development in immunology and neurology indications. Additional information about ongoing clinical trials can be found at clinicaltrials.gov.

About Nurix Therapeutics, Inc.
Nurix Therapeutics is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of targeted protein degradation medicines, the next frontier in innovative drug design aimed at improving treatment options for patients with cancer and autoimmune diseases. Nurix’s wholly owned, clinical stage pipeline includes degraders of Bruton’s tyrosine kinase (BTK), a B-cell signaling protein, and inhibitors of Casitas B-lineage lymphoma proto-oncogene B (CBL-B), an E3 ligase that regulates activation of multiple immune cell types including T cells and NK cells. Nurix also is advancing multiple potentially first-in-class or best-in-class degraders and degrader antibody conjugates (DACs) in its preclinical pipeline. Nurix’s partnered drug discovery pipeline consists of a preclinical stage degrader of STAT6, SAR448272/NX-3911, in collaboration with Sanofi, a clinical stage degrader of IRAK4, GS6791, in collaboration with Gilead, as well as multiple additional programs under collaboration agreements with Gilead Sciences, Inc., Sanofi S.A. and Pfizer Inc., within which Nurix retains certain options for co-development, co-commercialization and profit sharing in the United States for multiple drug candidates. Powered by an AI-integrated discovery engine capable of tackling virtually any protein class, and coupled with unparalleled ligase expertise, Nurix is headquartered in Brisbane, California. For additional information visit http://www.nurixtx.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the broad potential of BTK degradation in CLL, the therapeutic potential of bexobrutideg, Nurix’s plans for the development of bexobrutideg, and any plans under and potential benefits of the Nurix-Roche collaboration, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, (i) the unexpected emergence of adverse events or other undesirable side effects during preclinical and clinical development; (ii) whether Nurix will have adequate resources to fund its clinical and commercial obligations under the Nurix-Roche collaboration; (iii) risks and uncertainties related to regulatory review of the Nurix-Roche collaboration, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iv) the risks described under the heading “Risk Factors” in Nurix’s Quarterly Report on Form 10-Q for the period ended February 28, 2026, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect Nurix’s business and results of operations, which could, in turn, have a significant and adverse impact on Nurix’s stock price. Nurix cautions the reader not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Nurix undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Contacts:
Media & Investors
Kris Fortner
Nurix Therapeutics, Inc.
Kfortner@nurixtx.com